UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

Hadron Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42262	98-1790710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Twin Dolphin Drive, Ste 260

Redwood City, CA 94065

(Address of principal executive offices)

(650) 395-0050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HDRN	The Nasdaq Stock Market LLC
Redeemable warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	HDRNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 22, 2026, Hadron Energy, Inc. (f/k/a GigCapital7 Corp. (“GigCapital7”)) (the “Company” or “Combined Company” or “Hadron Energy”) consummated (the “Closing”) its business combination (the “Business Combination”) with Hadron Energy Operating Company Inc. (f/k/a Hadron Energy, Inc.) (“Hadron Energy Operating Company”) pursuant to that certain Business Combination Agreement, dated as of September 27, 2025, as amended by that certain First Amendment to Business Combination Agreement, dated as of December 12, 2025, and by that certain Second Amendment to Business Combination Agreement, dated as of April 16, 2026, and all exhibits and schedules thereto, by and among the Company, MMR Merger Sub, Inc. and Hadron Energy Operating Company (the “Business Combination Agreement”). In connection with the consummation of the Business Combination, the Company changed its name from GigCapital7 Corp. to Hadron Energy, Inc. Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the final proxy statement/prospectus (the “Final Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026 by the Company.

Prior to the extraordinary general meeting of shareholders of the Company held on May 7, 2026 (the “Extraordinary Meeting”), the holders of 16,834,491 shares of GigCapital7’s common stock out of 20,000,000 shares of common stock (or about 84% of the Public Shares) that were sold in its initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of $10.71267171 per share, for an aggregate of $180,342,375.50, which redemption occurred concurrent with the Closing, and the balance of 3,165,509 shares (or about 16% of the Public Shares) reflected cash that remained in the trust account upon the Closing. Immediately after giving effect to the Business Combination (including as a result of the redemptions described above and the automatic separation of GigCapital7 units into shares of Hadron Energy common stock (“Combined Company Common Stock”) and warrants for the purchase of shares of Combined Company Common Stock), there were (i) 71,498,842 issued and outstanding shares of Combined Company Common Stock, (ii) public warrants for the purchase of 20,000,000 shares of Combined Company Common Stock with an exercise price of $11.50 per share, (iii) private warrants for the purchase of 3,719,000 shares of Combined Company Common Stock with an exercise price of $11.50 per share, and (iv) warrants for 5,000,000 shares of Combined Company Common Stock issued to former warrant holders of Hadron Energy Operating Company issued pursuant to the terms of the Business Combination Agreement with an exercise price of $12.00 per share. Upon the Closing, GigCapital7’s units ceased trading, and Hadron Energy’s common stock began trading on The Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “HDRN” and the public warrants began trading on Nasdaq under the symbol “HDRNW.” As of the date of Closing, the directors and executive officers and their affiliated entities beneficially owned approximately 75.9% of the outstanding shares of shares of Combined Company Common Stock, and the former shareholders of GigCapital7 beneficially owned approximately 23% of the outstanding shares of Combined Company Common Stock.

As noted above, the per share redemption price of $10.71267171 for holders of Public Shares electing redemption was paid out of GigCapital7’s trust account, which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $33.9 million.

Item 1.01.	Entry into Material Definitive Agreement.

Registration Rights Agreement

In connection with the closing of the Business Combination, the Company, GigAcquisitions7 Corp., a Cayman Islands exempted company (the “Sponsor”), and certain stockholders of the Company party to that certain Registration Rights Agreement dated as of August 28, 2024 (the “Original RRA”), and certain stockholders of Hadron Energy Operating Company (the “Restricted Company Security Holders” and, together with the Sponsor and the other parties to the Original RRA, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), which amended and restated the Original RRA in its entirety. Pursuant to the terms of the Registration Rights Agreement, the Combined Company will be obligated to file one or more registration statements to register the resales of the Combined Company Common Stock and Combined Company Common Stock issuable upon exercise of warrants that are held by such Registration Rights Holders after the Closing. Registration Rights Holders holding at least majority in interest of the registrable securities held by all Registration Rights Holders are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities, up to a total of three such demands. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, such Registration Rights Holders may demand at any time or from time to time, that the Combined Company file a registration statement on Form S-3 (or any similar short-form registration which may be available) to register the resale of the registrable securities of the Combined Company held by such Registration Rights Holders. The Registration Rights Agreement will also provide such Registration Rights Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, the Combined Company will indemnify such Registration Rights Holders and certain persons or entities related to such Registration Rights Holders such as their officers, directors, agents and each person who controls such Registration Rights Holders against any losses, claims damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Registration Rights Holders sell their registrable securities, unless such liability arose from such Registration Rights Holder’s misstatement or alleged misstatement, or omission or alleged omission, and the Registration Rights Holders including registrable securities in any registration statement or prospectus will indemnify the Combined Company and certain persons or entities related to the Combined Company such as its officers, directors, agents and each person who controls the Combined Company against all losses, claims, damages, liabilities and expenses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents; provided, that each such Registration Rights Holder’s obligation to indemnify shall be several, not joint and several, and limited to the net proceeds received by such holder from the sale of registrable securities pursuant to the applicable registration statement.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to the text of the Registration Rights Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Lock-Up Agreement

In connection with and as a condition to the closing of the Business Combination, the Company, Hadron Energy Operating Company and certain stockholders of Hadron Energy Operating Company, (each, a “Lock-Up Holder” and, collectively, the “Lock-Up Holders”) entered into a Lock-Up Agreement (the “Lock-Up Agreement”). The Lock-Up Agreement provides that, subject to certain exceptions, each of the Lock-Up Holders will not transfer any Lock-Up Securities (as defined therein, which excludes securities received pursuant to an incentive plan adopted on or after the Closing Date and securities acquired in open market transactions) beneficially owned or owned of record by the Lock-Up Holder until the earlier of (a) six months following the date of the Closing; (b) subsequent to the Closing, the date on which the reported closing price of one share of the Combined Company Common Stock quoted on Nasdaq (or other applicable national securities exchange) equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like occurring after the date of the Closing) for any twenty trading days within any thirty consecutive trading day period commencing at least ninety days after the date of the Closing; and (c) subsequent to the Closing, the date on which the Combined Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Combined Company’s stockholders having the right to exchange their Combined Company securities for cash, securities or other property. The foregoing description of the Lock-Up Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to the text of the Lock-Up Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On May 22, 2026, GigCapital7 announced that its previously announced Business Combination with Hadron Energy Operating Company was consummated on May 22, 2026, that GigCapital7 had been renamed as Hadron Energy, Inc. and that its common stock and warrants would begin trading on Nasdaq under the new symbols “HDRN” and “HDRNW”, respectively, on May 26, 2026.

On May 26, 2026, the Company also announced that its previously announced Business Combination with Hadron Energy Operating Company was consummated on May 22, 2026, as well as the approximate amount of cash that it retained from the GigCapital7 trust account following redemptions of Public Shares, plus the amount of cash that Hadron Energy Operating Company had at the Closing following the amounts that it had raised prior to the Closing.

A copy of both the May 22, 2026 and the May 26, 2026 press release issued by the Company are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Registration Rights Agreement, dated May 22, 2026, by and among Hadron Energy, Inc. (f/k/a/ GigCapital7 Corp.), GigAcquisitions7 Corp. and certain stockholders

10.2	Lock-Up Agreement, dated May 22, 2026, by and among Hadron Energy, Inc. (f/k/a GigCapital7 Corp.), Hadron Energy Operating Company Inc. (f/k/a Hadron Energy, Inc.) and the Lock-Up Parties listed therein

99.1	Press Release, dated May 22, 2026

99.2	Press Release, dated May 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hadron Energy, Inc.
Dated: May 27, 2026

	By:	/s/ Samuel Gibson
Chief Executive Officer